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                                                                   EXHIBIT 10.44

                                April 28, 1998

Superior Consultant Holdings Corporation
4000 Town Center, Suite 1100
Southfield, M148075

Ladies and Gentlemen:

     The undersigned, Donald W. Hackett, is the owner of a majority of the outstanding voting shares of Empower Health Corporation, a Texas corporation ("Empower"). This letter is intended to constitute a shareholder voting agreement within the meaning of Article 2.30B of the Texas Business Corporation Act.

     On this date, Superior Consultant Holdings Corporation ("Superior") has acquired 513,413 shares of the Series B Convertible Preferred Stock of Empower. In connection therewith, the undersigned agrees that he shall vote all shares of Empower's voting securities owned by him so that the following shall apply:

     1. Superior shall be entitled to elect or have elected, to Empower's Board of Directors, one nominee designated by Superior for each four directors sitting on the Board who are not nominees of Superior.

     2. Superior further shall be entitled and to appoint or have appointed, to Empower's Advisory Council, one nominee designated by Superior.

     3. If, pursuant to the exercise of the Purchase Option (as defined in the Option and Put Agreement of even date herewith between Empower and Superior), Superior acquires additional Empower securities constituting at least an additional 10% of the outstanding equity interest in Empower, Superior shall be entitled to elect or have elected one nominee to Empower's Board of Directors in addition to the number which Superior is otherwise entitled to have elected pursuant to paragraph 1 above.

     4. If the put option set forth in the Option and Put Agreement is exercised by Superior to require Empower to purchase the Shares and Empower fails (whether due to statutory restrictions or otherwise) to complete the purchase of the Shares in accordance with the terms thereof within thirty days after delivery of notice of exercise, Superior shall be entitled to have elect to Empower's Board of Directors nominees representing a majority of the Directors.

     5. The Buyer's initial nominee for Empower's Board of Directors is Richard D. Helppie, Jr., who shall serve for a minimum of three years. Any other nominee of the Buyer pursuant to the foregoing provisions shall be subject to the approval of Empower's Board, which shall not be unreasonably withheld.

     6. Empower shall take all steps necessary to ensure that the number of directors which it is authorized to have is sufficient to accommodate Superior's nominees as set forth in this letter agreement.

     The undersigned further agrees that he will execute an agreement containing the foregoing provisions among holders of Empower voting securities having not less than the minimum number of votes necessary in the future to cause the foregoing conditions to be satisfied and the foregoing actions to be taken.

                            Very truly yours,

                            /s/ Donald W. Hackett

                                Donald W. Hackett
                                President & CEO, EHC
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Agreed:

Superior Consultant Holdings Corporation

By:  /s/ James T. House
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Its: CFO
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